Exhibit 10. O

AGREEMENT TO POLICY FOR RECOVERY OF INCENTIVE COMPENSATION

This Agreement to Policy for Recovery of Incentive Compensation is entered into by the undersigned executive officer of Mentor Graphics Corporation (the “Company”) effective as of February 1, 2011.

On January 31, 2011, the Board of Directors of the Company approved the Company’s Policy for Recovery of Incentive Compensation (the “Policy”), a copy of which is attached hereto as Exhibit A. The Policy requires an executive officer of the Company to repay to the Company certain incentive compensation if the Board of Directors determines that the Misconduct (as defined in the Policy) of the executive officer directly contributed to an obligation to restate the Company’s financial statements for any fiscal quarter or year commencing after January 31, 2011. The Policy will therefore apply to annual bonuses payable under the Company’s variable incentive plans for fiscal years commencing with fiscal 2012 and to excess sale proceeds from sales occurring after the release of earnings for the first quarter of fiscal 2012 of any shares acquired under the Company’s equity incentive plans.

In consideration of the annual bonuses to be awarded and paid by the Company to the undersigned executive officer for fiscal 2012 and subsequent years, and of future equity incentive awards to be made to the undersigned executive officer by the Company, the undersigned executive officer hereby agrees to the terms of the Policy, and further agrees to repay to the Company any amount that may be required under the Policy. The undersigned executive officer acknowledges and agrees that his or her execution and delivery of this Agreement is a condition to all future bonus and equity incentive awards from the Company.

Signature

Type or Print Name

EXHIBIT A

MENTOR GRAPHICS CORPORATION

POLICY FOR RECOVERY OF INCENTIVE COMPENSATION

Board Discretionary Recovery of Incentive Compensation from Officers. If the Company is required to prepare an accounting restatement for any fiscal quarter or year commencing after January 31, 2011 and the Board of Directors of the Company (the “Board”) determines that the Misconduct (as defined below) of any person who was an executive officer of the Company subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 at the time of the Misconduct (an “Affected Officer”) directly contributed to the obligation to restate the Company’s financial statements pertaining to the previous three fiscal years, the Board of Directors may require the Affected Officer to repay to the Company all or part of the following:

(a)	the full amount of any bonus received by the Affected Officer under any of the Company’s variable incentive plans that was calculated based on the financial statements that were subsequently restated; and

(b)	if, after the release of earnings for any period with respect to which financial statements were subsequently restated and prior to the announcement of such restatement, the Affected Officer sold any Incentive Shares (as defined below), the excess of (i) the actual aggregate sales proceeds from the Affected Officer’s sale of those shares, over (ii) the aggregate sales proceeds the Affected Officer would have received from the sale of those shares at a price per share determined appropriate by the Board in its discretion to reflect what the Company’s common stock price would have been if the restatement had occurred prior to such sales; provided, however, that the aggregate sales proceeds determined by the Board under this clause (ii) with respect to shares acquired upon exercise of an option shall not be less than the aggregate exercise price paid for those shares. “Incentive Shares” means any shares of Company common stock that were acquired pursuant to an option, restricted stock unit or other award under any Company equity incentive plan.

“Misconduct” is defined as the willful commission of an act of fraud or dishonesty or willful gross negligence in the performance of an officer’s duties.

If an amount to be repaid to the Company under this Policy is not deductible by the Affected Officer, the Board shall reduce the amount to be repaid by the amount determined by the Board to reasonably take into account the tax consequences of such repayment. To the extent practicable under applicable law, the Company will seek direct repayment from the Affected Officer of any amount that is recoverable under this policy and may, to the extent permitted by applicable law, offset such amount against any compensation or other amounts owed by the Company to the Affected Officer.